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Exhibit 10 (h)
Outside Director Stock Purchase Agreement

                            WOODWARD GOVERNOR COMPANY

                    OUTSIDE DIRECTOR STOCK PURCHASE AGREEMENT


                                                                     Dated as of
                                                                    May 16, 2001


WOODWARD GOVERNOR COMPANY
Attention:  Mr. John Halbrook, President
5001 North Second Street
Rockford, IL  61111

Dear Mr. Halbrook:

The undersigned, Paul Donovan, understands that you, Woodward Governor Company, a Delaware corporation (the "Company") is authorized to issue 60,000,000 shares, designated Common Stock of the par value of $0.00875 per share (the "Company Stock"), of which as of May 16, 2001, (i) 11,319,356 shares were issued and outstanding, and (ii) 840,644 shares were issued but are not outstanding and are owned and held by the Company as treasury shares.

In accordance with the Company's Director Stock Ownership Guideline, the Company is authorized to sell treasury shares of the Company Stock to each of its directors who are not officers, members or employees of the Company (the "Outside Directors"). The aggregate purchase price to me for the shares of Company Stock I purchase will be One Hundred Ten Thousand, Nine Hundred Eighty-two and 78/100 Dollars ($110,982.78) (the "Purchase Price"). The price per shall be equal to the Fair Market Value of such stock as quoted on the Nasdaq National Market at the close of business on the date of this agreement. The shares of the company Stock to be purchased by me hereunder shall be the number of whole shares of Company Stock which may be acquired for the Purchase Price based upon the Fair Market Value per share as of the Purchase Date (the "Shares").

I confirm my agreement with the Company as follows in connection with my purchase of the Shares. Accordingly, the Company confirms its agreement with me.

     (1) PURCHASE OF SHARES. Subject to the terms and conditions herein set forth, I agree to purchase from the Company, and the Company agrees to sell to me, the number of Shares which may be purchased for the Purchase Price at a price per share equal to the Fair Market Value per share as of the Purchase Date.

     (2) PAYMENT OF PURCHASE PRICE. In payment of the Purchase Price, I agree to deliver to the Company within 10 days following the Purchase Date a Non-Interest Bearing Installment Note from me in the amount of the Purchase Price dated the Purchase Date and payable to your order, expressed to mature as follows: Immediate application of prior


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     fees held by my request in the amount of $11,700.00, plus $2,000.00 on the
     20th day of May, 2001, and $2,000.00 on the same day of each and every succeeding month thereafter to and including a final installment on the 20th day of June, 2005, such note to be in the form of the Non-Interest Installment Note from me which is attached hereto as Exhibit A and hereby made a part hereof (the "Installment Note"). The remaining balance on the Installment Note will be accelerated in the event I cease to be an Outside Director of the Company for any reason and shall be payable 90 days thereafter.

     (3) PURCHASE DATE. The purchase and sale provided for herein shall be consummated and closed at the office of the Company, 5001 North Second Street, Rockford, Illinois 61111, commencing at 11:00 a.m., Rockford local time, on May 17, 2001.

     (4) ASSIGNMENT OF RETAINER FEES. I agree that commencing as of the Purchase Date, and on each of the next 60 payment dates thereafter, the Company may withhold and retain the monthly retainer fees due me from the company for my service as a member of the Board of Directors of the Company (the "Retainer Fees") in satisfaction of the payment of the Purchase Price for the Shares under the Installment Note. I hereby sell, assign, convey and transfer to the Company all my right, title and interest to any and all payments due me as Retainer Fees, including any and all increases thereof. The assignment of Retainer Fees shall be effective as of the Purchase Date until the Installment Note is paid and satisfied in full.

     (5) PREPAYMENT. The unpaid monthly installments of the Purchase Price for Shares to be purchased by me hereunder may be prepaid by me in whole or in part at any time. In case of any prepayment of the Purchase Price in part, such prepayment shall be applied to the installments hereof in the inverse order of their respective maturities. Any monthly Retainer Fees in excess of $2,000.00 shall be applied by the Company as a prepayment hereunder.

     (6) ISSUANCE OF STOCK CERTIFICATE. On the Purchase Date, the Company shall issue to me a stock certificate evidencing the number of Shares purchased by me hereunder.

     (7) TRANSFERABILITY AND CONTINUING OBLIGATION. The rights granted me hereunder may not be sold, pledged, assigned, transferred or otherwise disposed of in any manner whatsoever. Only I shall have the right to purchase Shares hereunder. Furthermore, except as mutually agreed otherwise by the parties hereto, I understand and agree that my obligation under the Installment Note and this Agreement are with recourse and binding on me individually until satisfied in full, including without limitation, in the event (i) of my death, or (ii) that I am no longer an Outside Director for any reason.

     (8) FINANCIAL RISKS. I acknowledge that I have received all information which I deem necessary and appropriate to evaluate the financial risks inherent in my purchase of Shares hereunder, and I acknowledge that I have satisfactory and complete information concerning the business, operations, and finances of the Company in response to all my inquiries in respect thereof.

     (9) INVESTMENT REPRESENTATION. I represent and warrant that the Shares acquired by me pursuant to this agreement (i) will be acquired by me for my own account, (ii) will be


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     acquired by me for investment and not with a view to, or for sale in connection with, any distribution thereof, (iii) will be acquired by me with no present intention of selling or distributing such shares. I agree that I will not dispose of the Shares purchased by me hereunder in such a manner as will violate the Securities Act of 1933, as amended, or any applicable rules and regulations thereunder and until and unless the Company shall have been furnished with an opinion of counsel satisfactory to it to the effect that any proposed disposition of such shares may be effected without such violation. I agree that all certificates evidencing the Shares acquired by me hereunder will be marked with a legend as follows:

               "The shares evidenced by this Certificate have not been registered under the Securities Act of 1933, as amended. The shares evidenced hereby may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Corporation prior to the proposed transaction that registration is not required under said Act."

     I represent that I have been informed by the Company and understand that the Shares acquired by me hereunder will not be registered under the Securities Act of 1933, as amended, and that the Company does not contemplate and is not legally required to file any such registration. Accordingly, in connection with any future resale of the Shares acquired by me hereunder I acknowledge that my attention has been directed to Rule 144 under the Securities Act of 1933, as amended, and that I have been advised that the Shares acquired by me hereunder must be held indefinitely unless they are subsequently registered under the Securities Act of 1933, as amended, or an exemption from such registration is available.

     (10) NOTICES. All notices, requests, demands and other communication hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

          (a)  if to me, to:

               Mr. Paul Donovan
               2515 Cherokee Trail
               Rockford, IL  61107


          (b)  if to you, to:

               Woodward Governor Company
               5001 North Second Street
               Rockford, Illinois 61111
               Attention:  Stephen P. Carter, Treasurer

     or to such other address or addresses as you or I may communicate in writing to the other by notice given pursuant to the provisions of this paragraph (10). Written notice given by


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     any other method shall be deemed effective only when actually received by the party to whom given.

     (11) MISCELLANEOUS. This Agreement (i) constitutes the entire agreement between you and me with respect to the subject matter hereof, (ii) shall not be assigned or transferred by your or me, (iii) shall be governed in all respects by the laws of the State of Illinois, and (iv) may be executed in two or more counterparts which together shall constitute a single instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to me the enclosed copy of this Outside Director Stock Purchase Agreement whereupon it shall become a binding agreement between us.

                                       Very truly yours,




                                       By ________________________________
                                             Paul Donovan

The foregoing is hereby confirmed
and agreed to as of the 16th day of
May, 2001.

WOODWARD GOVERNOR COMPANY




By _______________________________
   John A. Halbrook, President


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                              NON-INTEREST BEARING
                            SECURED INSTALLMENT NOTE



$110,982.78                                                         May 16, 2001

     For value received, Paul Donovan (hereinafter referred to as the "Payor"), hereby promises to pay to the order of WOODWARD GOVERNOR COMPANY, a Delaware corporation (hereinafter referred to as the "Payee"), the principal sum of One Hundred Ten Thousand, Nine Hundred Eighty-two and 78/100 Dollars ($110,982.78) in lawful money of the United States of America in installments as follows:

          Immediate application of prior fees held by my request in the amount of $11,700.00, plus Two Thousand Dollars ($2,000.00) on the 20th day of May, 2001, and the same amount on the same day of each and every succeeding month thereafter to and including a final installment on the 20th day of June, 2005.

     In the event the Payor ceases to be a member of the Board of Directors of the Payee for any reason, then, at the option of the Payee, the entire unpaid principal of this Note shall become due and payable ninety (90) days after the date the Payor ceases to be a director.

     If the Payor shall default in the making of any payment of principal due hereunder and such default shall continue for more than ten (10) days after notice thereof to the Payor from the Payee, then, at the option of the Payee, all unpaid principal of this Note shall become immediately due and payable.

     Notwithstanding anything to the contrary contained in this Note, in the event of an uncorrected payment default after a ten (10) day notice thereof to the Payor from the Payee, the Payor promises to pay interest to the Payee on all unpaid principal for the period after the date of such default until payment in full thereof, at the rate of seven percent (7.0%) per annum.

     Except as specifically provided herein, this Note shall be non-interest bearing for the period hereof.

     All payments of principal of this Note shall be made to the Payee at 5001 North Second Street, Rockford, Illinois 61111, or at such other place or places as the holder hereof may direct from time to time.

     This Note is issued under and pursuant to that certain Outside Director Stock Purchase Agreement, dated as of May 16, 2001, between the Payor and the Payee (the "Purchase


                                    EXHIBIT A


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Agreement"). In accordance therewith, it is contemplated that this Note may be satisfied by the assignment from the Payor to the Payee of retainer fees due the Payor for service as a member of the Woodward Governor Company Board of Directors pursuant to Section 4 of the Purchase Agreement; PROVIDED, HOWEVER, all obligations hereunder are with full recourse to the Payor hereof.

     The Payor hereby promises to pay on demand all costs of collection, including, without limitation, court costs and attorneys' fees paid or incurred by the Payee in enforcing this Note.

     The Payor may prepay, without notice, all or any part of the unpaid principal of this Note at any time, and from time to time, without payment of any penalty or premium on account of such prepayment. Any monthly Retainer Fees in excess of $2,000.00 assigned pursuant to the Purchase Agreement shall be applied by the Payee as a prepayment hereunder. In case of any prepayment of this Note in part, such prepayment shall be applied to the installments hereof in inverse order of their respective maturities.

     The parties hereto, including the maker and all endorsers and guarantors of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     All notices and other communications to be given or made pursuant to this Note shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, and addressed to the Payor at the address set forth in the Purchase Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the day and year first above written.




                                       ----------------------------------
                                       Paul Donovan


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               ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN
             GROSS INCOME IN YEAR OF TRANSFER UNDER CODE SECTION 83 (b)


The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and taxpayer identification number of the undersigned are:

          Paul Donovan
          2515 Cherokee Trail
          Rockford, IL  61107
          SS# ###-##-####

2.   Description of property with respect to which the election is being made:

          1,502 shares of Common Stock,
          par value $0.00875 per share, of Woodward Governor Company.

3.   The date on which property was transferred is May 18, 2001.

          The taxable year to which this election relates is calendar year 2001.

4.   The nature of the restriction(s) to which the property is subject to:

          The property is nontransferable in the taxpayer's hands, by virtue of language to that effect stamped on the stock certificate.
          Section 16(b) of The Securities and Exchange Act of 1934 and SEC Rule 144.

5.   Fair market value:

          The fair market value at the time of transfer (determined without regard to any restrictions) of the property with respect to which this election is being made is $73.89 per share.

6.   Amount paid for property:

          The amount paid by taxpayer for said property is $73.89 per share.

7.   Furnishing statement to employer:

          A copy of this statement has been furnished to Woodward Governor Company.


     -----------------------               -----------------------------------
     Date                                  Name: Paul Donovan